U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                   REGISTRATION STATEMENT UNDER THE SECURITIES
                             ACT OF 1933, AS AMENDED

                              SINOVAC BIOTECH LTD.
                           --------------------------
        (Exact name of small business issuer as specified in its charter)

           ANTIGUA                                                   n/a
           --------                                          -----------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation of organization)                              Identification No.)

                               39 Shangdi Xi Road
                            Haidian District, Beijing
                                  China 100085
                      -------------------------------------
                    (Address of Principal Executive Offices)

                                       n/a
                         ------------------------------
                    (Former name, address and fiscal year, if
                           changed since last report)

                   Stock Option Plan for Sinovac Biotech Ltd.
                   ------------------------------------------
                            (Full title of the plan)

                                  Devlin Jensen
                             Barristers & Solicitors
                         555 W. Hastings St., Suite 2550
                           Vancouver, British Columbia
                                 Canada V6B 4N5
                           Attention: Michael Shannon
                      -------------------------------------
                     (Name and address of agent for service)

                                  604.684.2550
                     --------------------------------------
                     (Telephone number, including area code,
                              of agent for service)


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                              Proposed     Proposed
Title of                      maximum      maximum
Securities      Amount        offering     aggregate         Amount of
To be           to be         price        offering          registration
Registered      Registered    per share    price             fee
                                  (1)           (2)
Common Stock    3,000,000       $1.31      $3,930,000.00     $497.93
Common Stock    1,900,000       $4.55      $8,645,000.00     $1,095.32

Total           4,900,000                  $12,575,000.00    $1,593.25
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"). The proposed maximum offering price per share was determined by the Board of Directors of Sinovac Biotech Ltd. (the "Company") and set contractually. As of the date of this registration statement (the "Registration Statement") 5,000,000 stock options (the "Stock Options") have been issued by the Company under its present "Stock Option Plan" (the "Stock Option Plan") and 4,900,000 stock options are being registered in accordance with this Registration Statement.

(2) This Registration Statement relates to such indeterminate number of additional shares of common stock of the Company (the "Common Stock") as may be issuable as a result of stock splits, stock dividends or similar transactions.


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.
-------------------------------------------------------------

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
-------------------------------------------------

The following documents, filed with or furnished to the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

     (i) the latest annual report of the Company filed on Form 20-F pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (ii) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report on Form 20-F referred to in (a) above;

     (iii) the registration statement of the Company filed on Form 20-FR pursuant to Section 12(g) of the Exchange Act; and

     (iv) the description of securities which is contained in the registration statement on Form 20-FR filed by the Company pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which either indicates that all securities offered have been sold or deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.
-----------------------------------

The class of securities to be offered is registered under Section 12 of the Exchange Act.




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






ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
------------------------------------------------

The validity of the securities being registered will be passed upon by Septimus Rhudd, Esq., Corporate Counsel to the Company, No. 6 Temple Street, P.O. Box 2372, St. John's, Antigua, West Indies.

None of the experts named in this Registration Statement as having prepared or certified a report, or counsel for the Company named in this Registration Statement as having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration of offering of such securities, have or will receive in connection with the offering a substantial interest, direct or indirect, in the Company or its subsidiary, if any, nor was connected with the Company or its subsidiary, if any, as a promoter, managing underwriter, voting trustee, director, officer or employee.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
---------------------------------------------------

The applicable laws of Antigua, West Indies and the Company's Articles of Incorporation permit indemnification of its directors and officers against certain liabilities, which would include liabilities arising under the Securities Act.

Section 97 to 101 of the Antigua International Business Corporations Act contains provisions providing for the indemnification of directors and officers of the Company as follows:

"97. (1) Except in respect of an action by or on behalf of a corporation or body corporate to obtain a judgment in its favour, a corporation may indemnify

          (a)  a director or officer of the corporation,

          (b)  a former director or officer of the corporation,

          (c) a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and

          (d) the legal representative of any of the persons referred to in paragraphs (a) to (c),

against all costs, charges and expenses (including an amount paid to settle an action or satisfy a judgment) reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of that corporation or body corporate.

      (2) Subsection (1) does not apply unless the director or officer to be so indemnifies

          (a) acted honestly and in good faith with a view to the best interests of the corporation, and

          (b) in the case of a criminal or administrative action or proceeding that is enforces by a monetary penalty, had reasonable grounds for believing that his conduct was lawful.




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






98. A corporation may with the approval of the court indemnify a person referred to in section 97 in respect of an act

          (a) by or on behalf of the corporation or body corporate to obtain a judgment in its favour, and

          (b) to which he is made a party by reason of being or having been a director or an officer of the corporation or body corporate,

against all costs, charges and expenses reasonably incurred by him in connection with the action, if he fulfils the conditions set out in subsection (2) of section 97.

99.    Notwithstanding  anything  in  section 97 or 98, a  person  described  in section 97 is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defence of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity

          (a) was substantially successful on the merits in his defence or the action or proceeding,

          (b) qualified in accordance with the standards set out in section 97 or 98, and

          (c)  is fairly and reasonably entitled to indemnity.

100. A corporation may purchase and maintain insurance for the benefit of any person referred to in section 95 against any liability incurred by him under paragraph (b) of subsection (1) of section 95 in his capacity as a director or officer of the corporation.

101. (1) A corporation or person referred to in section 100 may apply to the court for an order approving an indemnity under section 98; and the court may so order and make any further order it thinks fit.

      (2) An applicant under subsection (1) must give the Director notice of the application; and the Director may appear and be heard in person or by counsel.

      (3) Upon an application under subsection (1), the court may order notice to be given to any interested person; and that person may appear and be heard in person or by counsel."

Article VIII of the Company's Articles of Incorporation also contains provisions providing for the indemnification of directors and officers of the Company as follows:

"Article VIII. INDEMNIFICATIONS. The Corporation shall indemnify any and all of its Directors, officers, employees or agents or former Directors, officers, employees or agents or any person or persons who may have served at its request as a Director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise in which it owns shares of capital stock or of which it is a creditor, to the full extent permitted by law. Said indemnification shall include, but not be limited to, the expenses, including the cost of any judgments, fines, settlements and counsel's fees, actually and necessarily paid or incurred in connection with any action, suit or proceeding,



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






whether civil, criminal, administrative or investigative, and any appeals thereof, to which any such person or his legal representative may be made a party or may be threatened to be made a party by reason of his being or having been a Director, officer, employee or agent as herein provided unless such action, suit or proceeding is a result of the Director, officer, employee or agent's own negligence or illegal action. The foregoing right of indemnification shall not be exclusive of any other rights to which any Director, officer, employee or agent may be entitled as a matter of law or which he may be lawfully granted."

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Company has no agreements with any of its directors or executive officers providing for indemnification of any such persons with respect to liability arising out of their capacity or status as officers and directors.

At present there is no pending litigation or proceeding involving a director or executive officer of the Company as to which indemnification is being sought.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
---------------------------------------------

In the event certain Stock Options issued under the Stock Option Plan are not registered pursuant to this Registration Statement, the shares of Common Stock to be issued pursuant to an exercise of such Stock Options shall be issued in reliance upon the exemption from the registration requirements of the Securities Act contained in Section 4(2) thereof covering transactions not involving any public offering or not involving any "offer" or "sale", or under Regulation S of the Securities Act as an offshore transaction that was negotiated outside of the United States.

ITEM 8.  EXHIBITS.
------------------

The following documents are filed as exhibits to this Registration Statement:

     5.1 Opinion of Septimus Rhudd, as counsel to the Company, regarding the legality of the securities being registered.

     23.1 Consent of Septimus Rhudd, as counsel to the Company, included in the Opinion as exhibit 5.1.

     23.2      Consent  of  HJ  &   Associates,   LLC  as   independent   public
               accountants.

     99.1      Stock Option Plan.




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






ITEM 9.  UNDERTAKINGS.
----------------------

The undersigned Company (herein the "Registrant") hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given a copy of the Registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the Registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee.

The undersigned Registrant hereby undertakes: (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, if applicable, to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; (ii) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.











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






SIGNATURES.
-----------

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, China, on May 10, 2004.

                                          SINOVAC BIOTECH LTD.

                                          By:  /s/ Weidong Yin
                                             ------------------------
                                               Weidong Yin, President
                                               and CEO

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following person in the capacity and on the date indicated.


Signature                         Title                       Date

  /s/ Weidong Yin                 Director                    May 10, 2004
-----------------------------
Weidong Yin


  /s/ Heping Wang                 Director                    May 10, 2004
-----------------------------
Heping Wang


  /s/ Lily Wang                   CFO and a Director          May 10, 2004
-----------------------------
Lily Wang


  /s/ Dr. K. K. Ong               Director                    May 10, 2004
-----------------------------
Dr. Kim Kiat Ong
















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